SECURITY AGREEMENT AMENDMENT NO. 2

THIS SECURITY AGREEMENT AMENDMENT NO. 2 (this "Security Agreement Amendment No. 2") is effective as of June 5, 2005, by and between Swiss Medica, Inc., a Delaware corporation (the "Debtor") and Strategic Equity Corp. (the "Secured Party");

WHEREAS the:

      1. Secured Party and the Debtor have executed a Security Agreement dated December 6, 2004 to secure a loan of $600,000 dollars CAD ("Prior First Note");

      2. Secured Party and the Debtor have executed a Security Amendment Agreement dated December 7, 2004 to secure an additional loan of $150,000 dollars USD ("Prior Second Note");

      3. Secured Party and the Debtor have executed a Note Purchase Agreement dated June 5, 2005 to secure a loan of $660,000 dollars CAD; and

      4. Debtor has agreed to issue the $660,000 CAD note to the Secured Party, and Secured Party has agreed to cancel the Prior First Note and the Prior Second Note. The parties have agreed to amend the Security Agreement, as amended, as follows:

NOW THEREFORE in consideration of the premises contained herein and other good and valuable consideration the parties hereto agree:

      1. The Security Agreement, as amended, will be further amended by deleting Section 1 in its entirety and replacing it with the following:

            "1. Obligations Secured. The security interest granted by this Security Agreement shall secure payment of all sums due to Secured Party ("Secured Debt") under the Secured Promissory Note in the principal amount of $660,000 CAD ("Note") issued by Debtor in favor of Secured Party dated on or about June 5, 2005, as provided in that certain Note Purchase Agreement (the "Purchase Agreement") entered into between Debtor and Secured Party on or about June 5, 2005.

      2. The Security Agreement, as amended, will be further amended by deleting Section 2 in its entirety and replacing it with the following:

            "2. Grant of Security Interest. Debtor does hereby grant to Secured Party a security interest in all of Debtor's Receivables (as defined below) (the "Collateral"). The Debtor grants this security interest as priority over any other parties that may seek similar security from the Debtor until such time that the Note or any other sums due to the Secured Party are repaid in full. "Debtor's Receivables" shall mean all those accounts, receivables, chattel paper, instruments, contract rights, documents, rights to payment and all proceeds thereof arising out of the invoices or other agreements from the sale of the Company's products or provision of the Company's services."

      3. The Security Agreement, as amended, will be further amended by deleting Section 4 in its entirety and replacing it with the following:

            "4. Events of Default. Upon default by Debtor under the Note, Secured Party may declare all amounts due under such note immediately due and payable, and may exercise all rights granted to secured parties under applicable law."


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IN WITNESS WHEREOF, the parties have caused Security Agreement Amendment NO. 2 to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

SECURED PARTY:                                DEBTOR:

STRATEGIC EQUITY CORP.                        SWISS MEDICA, INC.


By:/s/ Dave Bulloch                               By:/s/ Raghu N. Kilambi
   -----------------------------                  ------------------------------
   Dave Bulloch,                                  Raghu N. Kilambi,
   Director Business Development                  Chief Executive Officer


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                                                         Debtor   Secured Party